Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

     The  Prospectus,  dated June 3, 1998 (the  "Prospectus"),  relating  to the offering  for  resale  of  $567,750,000  aggregate  principal  amount  of  3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. BVI ELECTICITY is added to the table of Securityholders on page 14 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold     50,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                              1365
   Percentage of Common Stock Outstanding                                      *


2. CARRIBEAN BANK OF EXPORTS, LTD. is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold    200,000


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   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                              5460
   Percentage of Common Stock Outstanding                                      *

3. CARRIBEAN UTILITIES COMPANY is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold    150,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                              4095
   Percentage of Common Stock Outstanding                                      *

4. CONFIDENTIAL ACCOUNT #4090 is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold     75,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                              2047
   Percentage of Common Stock Outstanding                                      *

5. EVANGELICAL LUTHERAN SYNOD is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold    300,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                              8191
   Percentage of Common Stock Outstanding                                      *

6. FOUNDATION PENSION ISLA is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold    150,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                              4095
   Percentage of Common Stock Outstanding                                      *

7. The information set forth opposite the name LEHMAN BROTHERS, INC. in the table of Selling Securityholders on page 16 is amended as follows:

   Principal Amount of Debentures Beneficially Owned That May be Sold  6,125,000
   Percentage of Debentures Outstanding                                     1.07
   Number of Conversion Shares                                           167,235
   Percentage of Common Stock Outstanding                                      *


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8. The  information  set forth opposite the name MERRILL LYNCH PIERCE FENNER AND
   SMITH, INC. in the table of Selling Securityholders on page 16 is amended as follows:

   Principal Amount of Debentures Beneficially Owned That May be Sold 15,540,000
   Percentage of Debentures Outstanding                                     2.73
   Number of Conversion Shares                                           424,300
   Percentage of Common Stock Outstanding                                      *

9. JUAN NOCEDA is added to the table of Securityholders on page 16 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold     25,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                               682
   Percentage of Common Stock Outstanding                                      *


10.PRUDENTIAL SECURITIES is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold  2,000,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                             54607
   Percentage of Common Stock Outstanding                                      *

11.SERVICIO   DI   TELECOMMUNICATION   DI  ARUBA  is  added  to  the   table  of
   Securityholders on page 17 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus
   Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold     25,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                               682
   Percentage of Common Stock Outstanding                                      *

12.JOSE AND ANA TARAJANO is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold     25,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                               682
   Percentage of Common Stock Outstanding                                      *


   The date of this Prospectus Supplement is October 7, 1998.


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